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                                             EXHIBIT 11.1
                                         CAROLCO PICTURES INC.
                                 COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                  Three Months Ended
                                                                       March 31,
                                                                1993            1994
                                                                --------------------


Weighted average shares outstanding                          30,623,569     140,015,109
Less Treasury shares                                           (536,438)     (2,327,381)
                                                             ----------     -----------

Total                                                        30,087,131     137,687,728
                                                             ==========     ===========

Income (oss from continuing operations                      $(6,781,000)   $(2,031,000)
Preferred Dividends                                                   0     (1,046,000)
                                                             ----------      ----------

Income (loss) from continuing operations
    attributable to common shares                           $(6,781,000)   $(3,077,000)
                                                             ==========      =========

Income (loss) from continuing operations
    per common share                                             $(0.23)        $(0.02)
                                                             ==========      =========

Extraordinary gain                                                   $0              0
                                                             ==========      =========

Income per share from extraordinary gain                          $0.00          $0.00
                                                             ==========      =========

Net income (loss)                                           $(6,781,000)   $(2,031,000)
Preferred Dividends                                                   0     (1,046,000)
                                                             ----------      ---------

Net income (loss) attributable to common shares             $(6,781,000)   $(3,077,000)
                                                             ==========     ==========

Net income (loss) per common share                               $(0.23)       $(0.02)
                                                             ==========     ==========
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